                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                    DURAKON
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                            DURAKON INDUSTRIES, INC.
                              2101 N. LAPEER ROAD
                                LAPEER, MI 48446

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 25, 1999

                               ------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Durakon Industries, Inc. (the "Company") will be held at the Company's corporate headquarters located at 2101 N. Lapeer Road, Lapeer, Michigan 48446, on Tuesday, May 25, 1999, at 2:00 p.m. local time, for the purposes of:

     1. Electing five directors to serve until the 2000 Annual Meeting of Shareholders; and

     2. Transacting such other business as may properly come before the meeting or any adjournment thereof.

     You are invited to attend the meeting. However, if you do not expect to attend in person, you are urged to sign and return immediately the enclosed proxy which is solicited by the Board of Directors. A postage-paid envelope is enclosed for your use in returning the proxy. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

                                         By Order of the Board of Directors,

                                         JAMES C. SMITH
                                         Secretary

Lapeer, Michigan
April 23, 1999

                            DURAKON INDUSTRIES, INC.
                              2101 N. LAPEER ROAD
                                LAPEER, ML 48446

                                PROXY STATEMENT

                     ANNUAL MEETING TO BE HELD MAY 25, 1999

                               ------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Durakon Industries, Inc., a Michigan corporation (the "Company"), to be used at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 25, 1999, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. The expenses of soliciting proxies will be paid by the Company. This Proxy Statement and the enclosed form of proxy will first be sent or given to shareholders on or about April 23, 1999.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's corporate headquarters.

     The Annual Report to Shareholders for the year ended December 31, 1998 is enclosed herewith.

     Only shareholders of record at the close of business on April 15, 1999 will be entitled to vote at the meeting or any adjournment thereof. Each holder of the 6,125,200 issued and outstanding shares of the Company's common stock, without par value (the "Common Stock"), is entitled to one vote per share. Shares cannot be voted at the meeting unless the holder is present in person or represented by proxy. Shares may not be voted cumulatively for the election of directors.

                            1. ELECTION OF DIRECTORS

     Five directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting of Shareholders and until his successor has been elected and qualified. The nominees named below have been selected by the Board of Directors of the Company. If, due to circumstances not now foreseen, any of the nominees named below will not be available for election, the proxies will be voted for such other person or persons as the Board of Directors may select. Proxies solicited by the Board of Directors will be voted in favor of the five nominees, unless a shareholder indicates otherwise on the proxy. The five nominees receiving the greatest number of votes cast at the meeting or its adjournment shall be elected. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast.

     The following table sets forth the name, age, position with the Company, principal occupation, term of service and beneficial ownership of Common Stock with respect to the five individuals who are nominees for election at the Annual Meeting. The following table also sets forth the name and beneficial ownership of Common Stock with respect to each executive officer of the Company named in the Summary Compensation

Table below and all directors and executive officers of the Company as a group. Each of the nominees listed below was elected to his current term as a director at the last Annual Meeting of Shareholders.

                                                                                    SHARES BENEFICIALLY
                                                                                        OWNED AS OF
                                         POSITIONS AND OFFICES        FIRST           APRIL 15, 1999
                                         WITH THE COMPANY AND        ELECTED    ---------------------------
                                            OTHER PRINCIPAL            AS A        NUMBER          PERCENT
           NAME AND AGE                       OCCUPATIONS            DIRECTOR    OF SHARES         OF CLASS
           ------------                  ---------------------       --------    ---------         --------
                    -- NOMINEES FOR ELECTION AS DIRECTORS --
David Aronow, 53..................  President, Arco Alloys Corp.,      1995     1,508,528(1)         24.6%
                                    manufacturer of zinc alloys
                                    (Detroit, MI)

Phillip Wm. Fisher, 48............  Chairman of the Board of           1991     1,498,528(2)         24.5%
                                    Directors of the Company;
                                    Private investor (Detroit, MI)

Richard J. Jacob, 79..............  President, Richard J. Jacob &      1993           34,500            *
                                    Associates, consulting firm
                                    (Dayton, OH)

Robert M. Teeter, 60..............  President, Coldwater               1991       104,000(3)          1.7%
                                    Corporation (Ann Arbor, MI)

David W. Wright, 58...............  President and CEO of the           1980       138,500(4)          2.2%
                                    Company

                         -- OTHER EXECUTIVE OFFICERS --
Craig B. Parr................................................................       6,000(5)            *
James C. Smith...............................................................       3,000(5)            *
H. William Lytle.............................................................           0            *
Jeffrey L. Weller............................................................       6,000(5)            *
All directors and executive officers as a group (nine persons)...............   1,790,528(6)         28.1%

---------------
 *  Percentages omitted if less than 1%.

(1) Includes 10,528 shares owned by a partnership in which Mr. Aronow's wife is a partner, and 1,488,000 shares owned by Martinique Hotel, Inc., a Delaware corporation, of which Mr. Aronow's wife is a director and minority shareholder. Also includes 10,000 shares which Mr. Aronow has the right to acquire within the next 60 days pursuant to the exercise of stock options.

(2) Includes 10,528 shares owned by a partnership in which Mr. Fisher is a partner, and 1,488,000 shares owned by Martinique Hotel, Inc., a Delaware corporation, of which Mr. Fisher is a Vice President, director and minority shareholder and of which several members of Mr. Fisher's family are directors, officers, and shareholders.

(3) Includes 100,000 shares which Mr. Teeter has the right to acquire within the next 60 days pursuant to the exercise of stock options.

(4) Includes 115,000 shares which Mr. Wright has the right to acquire within the next 60 days pursuant to the exercise of options.

(5) Consists of shares which the individual has the right to acquire within the next 60 days pursuant to the exercise of stock options.

(6) Includes 240,000 shares which all directors and executive officers as a group have the right to acquire within the next 60 days pursuant to the exercise of stock options.

OTHER INFORMATION RELATING TO DIRECTORS

     Mr. Aronow has served as the President of Arco Alloys Corp., a manufacturer of zinc alloys located in Detroit, Michigan, for longer than the past five years.

     Mr. Fisher has served as the Chairman of the Board of Directors of the Company since April, 1996. He also served in that position from March, 1993 until May, 1995, and he served as Secretary of the Company from April, 1991 to March, 1993. Mr. Fisher has been a private investor for longer than the past five years. He also serves as a director of Charter One Financial, Inc.

     Mr. Aronow and Mr. Fisher are brothers-in-law.

     Mr. Jacob retired as Chief Executive Officer of Dayco Corporation in 1987. He serves as a Director Emeritus of Charter One Financial, Inc.

     Mr. Teeter has been President of Coldwater Corporation, a corporate and public planning company, since February, 1988. From December, 1966 to February, 1988 he was President of Market Opinion Research, Inc. He also serves as a Director of The Bank of Ann Arbor, Browning-Ferris Industries, Inc., Optical Imaging Systems, Inc. and United Parcel Service.

     Mr. Wright has served as President and Chief Executive Officer of Durakon Industries, Inc. since April, 1996. He served as the President of the Marketing Division of Durakon from April, 1995 through March, 1996, and prior to that time served as President of Wright Ventures, Inc., a private investment firm, from February, 1994 through March, 1995, and as President and a Director of Blain Buick/GMC, Inc., an automotive dealership, from February, 1990 through January, 1994. Mr. Wright also serves as a Director of Republic Bank in Flint, Michigan.

     The Board of Directors is responsible for the overall affairs of the Company. To assist it in carrying out its duties, the Board has delegated certain authority to standing executive, audit and compensation committees. Members of each standing committee are appointed by the Board of Directors at its first meeting following each annual meeting of shareholders.

     The Executive Committee consists of Messrs. Aronow, Fisher, Teeter and Wright. The Executive Committee meets on call and has authority to act on most matters during the intervals between Board meetings.

     The Audit Committee consists of Messrs. Aronow, Jacob and Teeter. The Audit Committee recommends to the Board the nomination of independent auditors, reviews with the independent auditors the scope and results of the audit engagement and any non-audit services to be performed by the independent auditors, and evaluates the independence of the independent auditors and their fees for audit and non-audit services.

     The Compensation Committee consists of Messrs. Aronow and Fisher. The Compensation Committee recommends to the Board the nomination of officers and directors of the Company, reviews and recommends to the Board the salaries and bonuses of officers and remuneration of directors, and provides recommendations regarding other personnel matters. In addition, the Compensation Committee acts as the Company's Stock Option Committee and administers the 1988 and 1996 Stock Option Plans. In its capacity as a nominating committee, the Compensation Committee will consider nominees for directors recommended by shareholders. Shareholders desiring to recommend nominees for directors for the 2000 Annual Meeting should submit such recommendations to the Chairman of the Board at the Company's corporate headquarters no later than December 31, 1999.

     During fiscal 1998, the Board met a total of seven times, the Audit Committee met twice and the Compensation Committee met twice. The Executive Committee met two times and also engaged in informal discussions in lieu of meetings in 1998. Each director attended at least 75% of the total number of meetings of the Board and of any committees on which he served during the period in which he served as a director or a member of any such committee, except that Mr. Jacob was absent at four of the seven Board of Directors meetings due to illness.

                              FURTHER INFORMATION

PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information, as of December 31, 1998, concerning those persons who are known by management of the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock (as provided to the Company by such persons).

                      NAME AND ADDRESS                       SHARES OF COMMON STOCK   PERCENT
                    OF BENEFICIAL OWNER                        BENEFICIALLY OWNED     OF CLASS
                    -------------------                      ----------------------   --------
Martinique Hotel, Inc. .....................................      1,488,000(1)         24.3%
  2700 Fisher Building
  Detroit, Michigan 48202
FMR Corp. ..................................................        651,800(2)         10.6%
  82 Devonshire Street
  Boston, Massachusetts 02109
Dimensional Fund Advisors, Inc. ............................        547,000(2)          8.9%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
Heartland Advisors, Inc. ...................................        500,000(2)          8.2%
  790 North Milwaukee Street
  Milwaukee, WI 53202

-------------------------
(1) Based on information contained in a Schedule 13D filed with the Securities and Exchange Commission on February 3, 1997. Does not include 10,528 shares owned by a partnership in which certain officers, directors and shareholders of Martinique Hotel, Inc. are partners, or 259,986 shares owned by Max M. Fisher, several of whose family members are officers, directors and shareholders of Martinique Hotel, Inc.

(2) Based on information contained in a Schedule 13D or 13G of such person as received by the Company.

EXECUTIVE OFFICERS

     The persons listed below are the executive officers of the Company.

              NAME AND AGE                             OFFICES AND LENGTH OF SERVICE
              ------------                             -----------------------------
David W. Wright, 58......................  President since April 1996.
                                           Vice President -- Organization Development since
H. William Lytle, 52.....................  October 1995.
                                           Senior Vice President -- Operations since September
Craig B. Parr, 55........................  1998.
                                           Corporate Controller since September 1997 and
James C. Smith, 48.......................  Secretary and Treasurer since March 1998.
                                           President of the Company's Jerr-Dan Corporation
Jeffrey L. Weller, 47....................  subsidiary since January 1996.

     The executive officers of the Company serve at the pleasure of the Board of Directors.

     For additional information concerning Mr. Wright, see "Election of Directors".

     Mr. Lytle joined the Company in March, 1995 as Executive Director of Human Resources. He has served since October, 1995 as Vice President of Organization Development. From June, 1997 through December, 1998, Mr. Lytle also served as Vice President of Duraliner USA, during which time the Company implemented a controlled exit strategy from that business. Prior to joining the Company, Mr. Lytle served in senior human resources and operations capacities with Volkswagen of America, American Motors Corporation and Ford Motor Company.

     Mr. Parr has served as the Company's Senior Vice President of Operations since September, 1998. He joined the Company in December, 1996 as Vice President -- Manufacturing of the Company's Durakon Division. Mr. Parr retired from General Motors Corporation in 1992, having served that corporation in a variety of manufacturing assignments over a 30-year career. Subsequent to leaving General Motors Corporation, Mr. Parr was a shareholder, director and president of New Center Stamping, a metal stamping company that served the automotive aftermarket, until November, 1996.

     Mr. Smith joined the Company in September, 1997 as Corporate Controller. Mr. Smith was appointed Secretary and Treasurer of the Company in March, 1998. He served as Operations Controller for Tumi Luggage, Inc. from March, 1996 to September, 1997. From January, 1993 to March, 1996 he served as Director -- Financial Analysis and Planning for Goody Products, Inc. Mr. Smith served in various financial positions for General Motors from June, 1985 to January, 1993.

     Mr. Weller has been with Jerr-Dan Corporation for 28 years. He has held the office of President since January, 1996. Prior to becoming President, he held various positions including Vice President/General Manager, Vice President -- Operations, Manager of Manufacturing Operations and Supervisor.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

     The following table sets forth information for each of the fiscal years ended December 31, 1998, 1997 and 1996 concerning the compensation of the individuals who served as the Company's Chief Executive Officer in 1998 and as the Company's other executive officer.

                                                                              LONG-TERM
                                                                             COMPENSATION
                                      ANNUAL COMPENSATION                       AWARDS
                           -----------------------------------------         ------------
        NAME AND                                        OTHER ANNUAL                           ALL OTHER
   PRINCIPAL POSITION      YEAR    SALARY    BONUS(1)   COMPENSATION           OPTIONS      COMPENSATION(2)
   ------------------      ----    ------    --------   ------------           -------      ---------------
David W. Wright..........  1998   $233,654   $112,500     $ 6,700(3)(4)             --          $5,700
  President & CEO          1997    216,346         --      11,918(3)(4)(5)          --           5,575
                           1996    203,712     56,250      15,040(4)(5)        150,000           4,260
Craig B. Parr............  1998    139,231     58,968       6,546(4)            24,000           4,521
  V.P. Operations          1997    116,923      2,500       7,700(3)                --           2,906
                           1996         --         --          --(6)                --              --
James C. Smith...........  1998    121,538     50,000       1,990(4)            12,000           2,430
  Corporate Controller     1997     31,713     17,559      46,081(4)                --              --
                           1996         --         --          --(6)                --              --
H. William Lytle.........  1998    135,000     53,756       7,366(4)                --           5,200
  V.P. Organization        1997    125,000                  1,794(4)                --           5,555
  Development              1996    134,231     34,000       4,892(4)                --           4,308
Jeffrey Weller...........  1998    119,237     30,801       3,263(4)            24,000           1,789
  President, Jerr-Dan      1997    112,000                  3,263(4)                --           2,440
                           1996    112,000     50,650       3,263(4)                --           4,269

---------------
(1) Except as noted, includes the bonus accrued in the year indicated, which was paid in the following year.

(2) Consists only of the Company's 401(k) contributions.

(3) Includes monthly auto allowance.

(4) Includes amounts relating to use of company owned auto, lodging, medical and other expenses.

(5) Includes country club dues.

(6) Not employed with Company during year.

OPTION GRANTS IN FISCAL YEAR

     The following table sets forth information concerning stock options granted during the fiscal year ended December 31, 1998 to each of the executive officers named in the Summary Compensation Table above:

                                               INDIVIDUAL GRANTS                           POTENTIAL REALIZED VALUE
                                      -----------------------------------                     AT ASSUMED ANNUAL
                                                  % OF TOTAL                                 RATES OF STOCK PRICE
                                                   OPTIONS                                 APPRECIATION FOR OPTION
                                      OPTIONS     GRANTED TO                                       TERM(2)
                                      GRANTED    EMPLOYEES IN    EXERCISE    EXPIRATION    ------------------------
               NAME                     (1)      FISCAL YEAR      PRICE         DATE          (5%)         (10%)
               ----                   -------    ------------    --------    ----------       ----         -----
David W. Wright...................        --          --             --             --            --            --
Craig B. Parr.....................    24,000          16%         $7.50       03/03/02      $113,201      $286,874
James C. Smith....................    12.000           8           7.50       03/03/02        56,601       143,437
H. William Lytle..................        --          --             --             --            --            --
Jeffrey Weller....................    24,000          16           7.50       03/03/02       113,201       286,874

---------------
(1) Options vest in four equal, annual installments following the date of grant.

(2) "Potential realizable value" is disclosed pursuant to SEC rules which require such disclosure for illustration only. The values disclosed are not intended to be, and should not be interpreted by shareholders as, representations or projections of the future value of the Company's stock.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets forth information concerning each exercise of stock options during the fiscal year ended December 31, 1998 by each of the executive officers named in the Summary Compensation Table above and the value of unexercised options held by such persons as of December 31, 1998:

                                                                                                 VALUE OF
                                                                               NUMBER OF        UNEXERCISED
                                                                              UNEXERCISED      IN THE MONEY
                                                                               OPTIONS AT       OPTIONS AT
                                                                                 FY END          FY END(1)
                                                                             --------------    -------------
                                              SHARES ACQUIRED     VALUE       EXERCISABLE/     EXERCISABLE/
                   NAME                         ON EXERCISE      REALIZED    UNEXERCISABLE     UNEXERCISABLE
                   ----                       ---------------    --------    -------------     -------------
David W. Wright...........................          --             --        105,000/95,000     $0/$0
Craig B. Parr.............................          --             --              0/24,000      0/ 48,000
James C. Smith............................          --             --              0/12,000      0/ 24,000
H. William Lytle..........................          --             --                    --             --
Jeffrey Weller............................          --             --              0/24,000      0/ 48,000

---------------
(1) Based on the December 31, 1998 closing price on the Nasdaq Stock Market of $9.50 per share.

COMPENSATION OF DIRECTORS

     Under the Company's standard arrangements, each director who is not an officer of or consultant to the Company receives a director's fee in the amount of $15,000 plus $500 per meeting attended. Officers of and consultants to the Company do not receive any additional compensation for services as a director. On January 25, 1999, Mr. Aronow was awarded an option to purchase 10,000 shares of the Company's Common Stock at a price of $9.50 per share. For information concerning Mr. Teeter's compensation, see "Certain Transactions with Management."

EMPLOYMENT AGREEMENTS

     The Company is currently a party to an employment agreement with Mr. Wright entered into on June 27, 1996 with an effective date of July 1, 1996. Under the agreement, Mr. Wright's employment is at will with no fixed term of employment. The employment agreement provides for a minimum base salary of $225,000 to be reviewed annually by the Compensation Committee. Mr. Wright is eligible to be paid a bonus, targeted at 50% of his annual base salary, based upon his and the Company's performance of objectives determined by Mr. Wright and the Compensation Committee. The employment agreement also provides for, among other things, Mr. Wright's participation in the Company's 1996 Stock Option Plan and certain other benefits available to the Company's senior management. The employment agreement may be terminated by the Company upon the death of Mr. Wright, upon his permanent disability or with or without cause. If Mr. Wright's employment is terminated (i) without cause, (ii) because the Company breaches a material term of the employment agreement which it has not cured, or (iii) because Mr. Wright terminates his employment within 6 months after substantially all of the Company's common stock or assets are sold by the Company to a third party, then Mr. Wright will receive a lump sum payment equal to 200% of the annual salary then being paid to Mr. Wright by the Company. Mr. Wright is also subject to certain noncompetition and non-solicitation restrictions pursuant to the terms of the employment agreement.

     The Company has entered into change of control agreements with Messrs. Parr, Smith, Weller and four other officers pursuant to which each such individual may receive one year's compensation if his employment is terminated following a change of control of the Company. Such agreements also contain confidentiality and noncompetition provisions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1998, Mr. Fisher and Mr. Aronow served as members of the Company's Compensation Committee. Neither Mr. Fisher nor Mr. Aronow has ever been an employee of the Company or any of its subsidiaries.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     GENERAL. The Compensation Committee's overall compensation policy applicable to the Company's executive officers is to provide a compensation program that is intended to attract and retain qualified executives for the Company and to provide them with incentives to achieve Company goals and increase shareholder value. The Compensation Committee implements this policy through establishing salaries and bonuses and granting stock options. The Compensation Committee's current policy is not to provide significant pension or other retirement benefits for the Company's employees.

     SALARIES. The Compensation Committee's policy is to provide salaries that are generally similar to those of similar executive officers in similar companies. The Compensation Committee determines comparable salaries through discussions with candidates for such positions, Company research and the research of independent consultants concerning the salaries paid by other similar companies.

     BONUSES. The Compensation Committee's policy is to provide a significant portion of executive officers' total compensation through annual bonuses to provide them with incentives to achieve the Company's financial and operational goals and increase shareholder value. The Company's bonus arrangements for its officers are intended to make a major portion of each officer's compensation dependent on the Company's overall performance. The bonuses for the Company's officers are also intended to identify and give priority to the Company's goals by tying compensation to the Company's business plans, and to link executive compensation to shareholder value and to encourage the executives to act as a team. Bonuses are also intended to recognize the executive's individual contributions to the Company.

     For the fiscal year ended December 31, 1998, the Company's highest paid executives could have received bonuses at or above following target percentages of their salaries: Mr. Lytle -- 30%; Mr. Parr -- 30%; Mr. Smith -- 25%; Mr. Weller -- 40%; and Mr. Wright -- 50%. Such bonuses are based on the Compensation Committee's discretionary evaluation of the individual executive's performance for the year, the Company's financial condition, strategic and operational accomplishments and operating income.

     STOCK OPTIONS. The Compensation Committee's policy is to award stock options to the Company's officers in amounts reflecting the participant's position and ability to influence the Company's overall performance. Options are intended to provide participants with an increased incentive to make contributions to the long-term performance and growth of the Company, to join the interests of participants with the interests of shareholders of the Company and to attract and retain qualified employees. The Compensation Committee's policy has been to grant options with a term of ten years to provide a long-term incentive and to fix the exercise price of the options at the fair market value of the underlying shares on the date of grant. Such options only have value if the price of the underlying shares increases.

COMPENSATION OF DAVID W. WRIGHT

     Mr. Wright's annual salary as President and Chief Executive Officer of the Company was $233,654 in 1998, and Mr. Wright's bonus was $112,500. Mr. Wright and the Company are parties to an employment agreement (see "Employment Agreements"). Mr. Wright's annual salary was determined in accordance with his employment agreement; his bonus was based upon his performance and the financial performance of the Company. In order to recognize Mr. Wright's leadership position, to provide Mr. Wright with additional incentive to improve the Company's stock price and to more closely link Mr. Wright's interests with those of the Company's shareholders, the Compensation Committee has awarded Mr. Wright options to purchase 200,000 shares of the Company's common stock. The Compensation Committee believes that Mr. Wright's entire compensation package is consistent with the compensation provided to chief executive officers by similar companies.

                                          By the Compensation Committee

                                          Phillip Wm. Fisher
                                          David S. Aronow

PERFORMANCE GRAPH

     The following line graph compares for the fiscal years ended December 31, 1994, 1995, 1996, 1997 and 1998 (i) the-yearly cumulative total shareholder return (i.e., the change in share price plus the cumulative amount of dividends, assuming dividend reinvestment, divided by the initial share price, expressed as a percentage) on the Company's Common Stock, with (ii) the cumulative total return of the Nasdaq Stock Market Composite Index, and (iii) the cumulative total return on Nasdaq stocks within SIC codes 3070-3079 (plastic products) and 3710-3719 (motor vehicles and equipment) (assuming dividend reinvestment; weighted based on market capitalization).

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                 PERFORMANCE GRAPH FOR DURAKON INDUSTRIES, INC.


                                               12/31/93   12/30/94   12/29/95   12/31/96   12/31/97   12/31/98
               Durakon Industries, Inc.           100.0       99.3       71.9       73.4       54.7       60.4
               Nasdaq Stock Market (US
               Companies)                         100.0       97.8      138.3      170.0      208.5      293.8
               Nasdaq Stocks (SIC 3070-3079,
               3710-3719 US Companies)            100.0       91.7       89.7      123.1      163.4      150.5

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

     In August 1991, the Company entered into a consulting agreement with Coldwater Corporation, a Michigan corporation, of which Robert M. Teeter is President and sole shareholder. That agreement has since been renewed annually. Pursuant to such agreement, Coldwater Corporation receives an annual fee of $50,000. Such fee is in lieu of, and not in addition to, director's fees to which Mr. Teeter would otherwise be entitled.

                                    AUDITORS

     The Board of Directors has selected Coopers & Lybrand LLP to serve as the Company's independent auditors for fiscal 1999. Coopers & Lybrand LLP has served in such capacity since 1991. Representatives from Coopers & Lybrand LLP will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 2000 Annual Meeting which are eligible for inclusion in the Company's proxy statement for that meeting under the applicable rules of the SEC must be received by the Company no later than December 31, 1999. Such proposals should be addressed to the Secretary at the Company's corporate headquarters.

                                    GENERAL

     At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

                                          By Order of the Board of Directors,

                                          JAMES C. SMITH
                                          Secretary

Lapeer, Michigan
April 23, 1999

                                                                                                                            |
                          __                                                                                                 --
[X]PLEASE MARK           |
   VOTES AS IN THIS
   EXAMPLE


                                            NOMINEES: David Aronow, Phillip Wm. Fisher,
                 FOR         WITHHELD                 Richard J. Jacob, Robert M. Teeter,
1.) ELECTION OF  [ ]           [ ]                    David W. Wright                         2.) In their discretion with respect
    DIRECTORS                                                                                     to any other matter that properly
                                                                                                  comes before the meeting.

For, except vote withheld from the following nominee(s):

------------------------------------------------------------------------
MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.









                                                                        The proxies will vote your shares in accordance with your
SIGNATURE(S)                                              DATE          directions on this card and in their discretion with respect
            ----------------------------------------------    --------- to any other matters which may properly come before the
NOTE: Please sign exactly as name appears hereon. When shares are held  meeting. If you do not indicate your choice on this card, by joint tenants, both should sign. When signing as attorney, executor, the proxies will vote your shares FOR the nominees for administrator, trustee or guardian, please give full title as such. If  director set forth.
a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

BOWNE OF DETROIT - (313)964-1330
K48145 - CN2 - PAGE 1 OF 2
FRIDAY, APRIL 16, 1999 4:29 PM K48145.QXD


                            DURAKON INDUSTRIES, INC.

The undersigned hereby appoints Phillip Wm. Fisher and David W. Wright, or either of them, as his, her or its proxies and attorneys-in-fact to vote at Durakon Industries, Inc.'s Annual Meeting of Shareholders on May 25, 1999 and any adjournments or postponements thereof on matters which may properly come before the Annual Meeting, in accordance with and as more fully described in the Notice of Meeting and the Proxy Statement, receipt of which is acknowledged.



                         (To be Signed on Reverse Side)